Exhibit (d)(6)(b)

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

THIS AMENDMENT is made as of December 15, 2014 to the Sub-Advisory Agreement dated May 1, 2002, as amended (the “Agreement”), between Transamerica Asset Management, Inc. and Morgan Stanley Investment Management Inc. (the “Sub-Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule A, and all references in the Agreement to Schedule A shall be deemed to refer to the attached Schedule A.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule B, and all references in the Agreement to Schedule B shall be deemed to refer to the attached Schedule B.

In all other respects, the Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of December 15, 2014.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Senior Vice President and Chief Investment Officer

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ Prajakta Nadkarni
Name:	Prajakta Nadkarni
Title:	Executive Director

SCHEDULE A

as of December 15, 2014

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Mid-Cap Growth VP

SCHEDULE B

as of December 15, 2014

Portfolio	Sub-Adviser Compensation*
Transamerica Morgan Stanley Capital Growth VP	0.30% **

Transamerica Morgan Stanley Mid-Cap Growth VP	0.40% up to $1 billion 0.375% in excess of $1 billion ***

*	As a percentage of average daily net assets on an annual basis.
**	The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with Transamerica Capital Growth and Morgan Stanley Growth Ret Opt, a separately managed account of Transamerica Life Insurance Company that is also advised by Morgan Stanley Investment Management Inc.
***	The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with Transamerica Growth Opportunities and Morgan Stanley Growth Opportunities Ret Opt, a separately managed account of Transamerica Life Insurance Company that is also advised by Morgan Stanley Investment Management Inc.